SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 8, 2016

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to the By-Laws

The Company By-Laws provided under section 2 of Article III for a maximum of thirteen (13) directors.  Under Section V (4) of the Nominating and Corporate Governance Committee charter, the Nominating and Corporate Governance Committee (the “Committee”) may make recommendations on Board structure and the Committee recommended unanimously on June 6, 2016 to increase the authorized number of directors to fifteen (15), since the Committee believes that the Board should be in a position to review desirable candidates as operations progress.

Under Section 9 of Article IX of the By-Laws, the Board may upon the affirmative vote of at least two-thirds of the directors amend the By-Laws.  Based upon the recommendation of the Committee, the increase of the directorship was approved unanimously by the Board on June 7, 2016. The effective date of the amendment to the Amended and Restated Bylaws of Zion Oil & Gas, Inc. is June 7, 2016 and the amended By-Laws are provided under Exhibit 3(i).1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3(i).1 –Amended and Restated Bylaws of Zion Oil & Gas, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: June 8, 2016	By:	/s/ Victor G. Carrillo
Victor G. Carrillo
Chief Executive Officer

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